UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2017

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Hudson Street

New York, New York 10014

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2017, WebMD Health Corp., a Delaware corporation (the “Company” or “WebMD”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MH Sub I, LLC, a Delaware limited liability company (“Parent”), and Diagnosis Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”). Parent and Purchaser are affiliates of Internet Brands, a portfolio company of investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof:

•	Parent has agreed to cause Purchaser to commence a tender offer (the “Offer”), no later than ten (10) business days after the date of the Merger Agreement, to purchase all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at a purchase price per Share of $66.50 (the “Offer Price”), without interest, and subject to any required withholding of taxes; and

•	As soon as practicable after the acceptance for payment of the Shares pursuant to the Offer and satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company (the “Merger”), such merger to be effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with the Company being the surviving corporation (the “Surviving Company”). In the Merger, each Share that is not tendered and accepted pursuant to the Offer will be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, without interest (the “Merger Consideration”), other than Shares (i) held in the treasury of the Company or owned by any direct or indirect wholly-owned subsidiary of the Company, (ii) owned by Purchaser, Parent or any direct or indirect wholly-owned subsidiary of Parent immediately prior to the effective time of the Merger (the “Effective Time”), and (iii) held by stockholders who have properly exercised their appraisal rights under Delaware law.

The obligation of Purchaser to purchase Shares tendered in the Offer is subject to certain closing conditions, including (i) the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other applicable antitrust laws, (ii) there having been validly tendered and not withdrawn the number of Shares that, when added to the Shares already owned by Parent or its subsidiaries, shall constitute a majority of the then outstanding Shares at the expiration of the Offer (determined in accordance with the terms of the Merger Agreement, which provides for the inclusion of certain additional Shares underlying equity awards and Convertible Securities (as defined below) for which all the requirements for the obtaining of Shares have been satisfied but excluding Shares held by the Company), (iii) the completion of a specified marketing period for the debt financing Parent and Merger Sub are using to fund a portion of the aggregate Offer Price and Merger Consideration (the “Marketing Period”), (iv) the absence of any law, injunction, judgment or other legal restraint that prohibits the consummation of the Offer or the Merger, (v) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (subject to Material Adverse Effect (as defined in the Merger Agreement) and materiality qualifiers), (vi) the Company’s performance of its obligations under the Merger Agreement in all material respects and (vii) the absence, since the date of the Merger Agreement, of any circumstance, development, effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement). The consummation of the Merger is subject to certain customary closing conditions, including consummation of the Offer and the absence of any law, injunction, judgment or other legal restraint that prohibits the consummation of the Merger. Neither the Offer nor the Merger is subject to a financing condition.

The Company has agreed to customary covenants, including the obligation to conduct the business of the Company and its subsidiaries in the ordinary course of business until the Effective Time or the date that the Merger Agreement is terminated in accordance with its terms. The Company has agreed not to solicit, encourage or initiate discussions with third parties regarding alternative acquisition proposals and to certain restrictions on its ability to respond to any such proposal, subject to certain exceptions to allow for the fulfillment of the fiduciary duties of the Board of Directors of the Company (the “Company Board”). The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay to Parent a termination fee of $75 million. The Merger Agreement also provides that Parent will be required to pay to the Company a reverse termination fee of $175 million under certain circumstances specified in the Merger Agreement.

Each option (each, a “Company Stock Option”) to acquire Shares granted under a Company equity plan that is outstanding and unexercised immediately prior to the Effective Time, and for which the Merger Consideration is equal to or less than the exercise price of such Company Stock Option, will be automatically cancelled as of the Effective Time for no consideration. Each Company Stock Option granted under a Company equity plan that is outstanding, vested and exercisable immediately prior to the Effective Time, and for which the Merger Consideration exceeds the exercise price of such Company Stock Option, will be automatically cancelled as of the Effective Time, and in consideration of such cancellation, the holder thereof will be entitled to receive immediately after the Effective Time, but in no event later than five (5) calendar days after the Effective Time, a cash payment in an amount equal to the excess of the Merger Consideration over the exercise price of each such Company Stock Option multiplied by the aggregate number of Shares issuable upon exercise of such Company Stock Option. Each other Company Stock Option granted under a Company equity plan that is outstanding immediately prior to the Effective Time will be converted into the right of the holder to receive a cash payment equal to the excess of the Merger Consideration over the exercise price of each such Company Stock Option multiplied by the aggregate number of Shares subject to such Company Stock Option that would have vested on each applicable vesting date, which will become payable on the first payroll date following each such applicable vesting date.

Each restricted share, performance share, and restricted stock unit granted under a Company equity plan that is outstanding and unvested immediately prior to the Effective Time will be converted into the right of the holder to receive a cash payment equal to the product of the Merger Consideration and the number of Shares underlying each such unvested restricted share, performance share, or restricted stock unit, as applicable, which will become payable on the first payroll date immediately following each applicable vesting date of the award (with performance shares being deemed earned assuming maximum achievement of all performance milestones).

Parent has obtained equity financing commitments pursuant to the equity commitment letter described below and Parent and Micro Holding Corp., a Delaware corporation, have obtained debt financing commitments for the Transactions (collectively, the “Financing”), the proceeds of which, together with cash on hand of the Company at the Closing (after netting out applicable fees and expenses), will be sufficient at the Closing for:

•	Purchaser and the Surviving Company to pay the aggregate Offer Price and the aggregate Merger Consideration;

•	any prepayment, repayment, refinancing or conversion of debt contemplated by the Merger Agreement, including in respect of the Convertible Securities (as described below);

•	amounts payable in respect of Company equity awards, as described above; and

•	any fees and expenses of or payable by Parent or Purchaser in connection with the Transactions and the Financing.

KKR North America Fund XI L.P. has (i) committed to capitalize Parent, at or prior to the closing of the Merger, with an aggregate equity contribution in an amount of $1,100,000,000 on the terms and subject to the conditions set forth in an equity commitment letter dated July 24, 2017 and (ii) provided the Company with a guarantee in favor of the Company dated July 24, 2017, guaranteeing the payment of the Parent Termination Fee pursuant to the terms of such guarantee.

Prior to Purchaser accepting for payment all Shares validly tendered and not withdrawn pursuant to the Offer, the Company Board may, among other things, subject to compliance with the terms of the Merger Agreement:

•	(A) change its recommendation that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer or (B) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal (as defined below), subject to complying with notice and other specified conditions, including providing Parent with a four (4) business day period (subject to an additional three (3) business day period in the event of material changes in respect of a Superior Proposal), during which time the Company will negotiate in good faith with Parent to enable Parent to effect revisions to the terms and conditions of the Merger Agreement that would cause such Superior Proposal to no longer constitute a Superior Proposal; or

•	change its recommendation that the Company’s stockholders accept the Offer and tender their Shares pursuant to an Offer if an Intervening Event (as defined in the Merger Agreement) occurs after the Effective Time, subject to complying with notice and other specified conditions, including providing Parent with a four (4) business day period during which time the Company will negotiate in good faith with Parent to enable Parent to effect revisions to the terms and conditions of the Merger Agreement that would cause the Company Board to no longer believe that the failure to make a change of recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

A “Superior Proposal” is a bona fide written acquisition proposal relating to more than 50% of the outstanding Shares, voting power or assets of the Company and its subsidiaries, taken as a whole, that the Board determines in good faith (after consultation with its outside counsel and financial advisor), taking into account all legal, timing, regulatory, financial (including financing terms) and other aspects of such proposal (1) would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Offer and the Merger and (2) is reasonably capable of being consummated.

The Merger Agreement includes customary representations, warranties and covenants of the Company made solely for the benefit of Parent and Purchaser. The assertions embodied in those representations and warranties were made solely for purposes of allocating risk among the Company, Purchaser and Parent rather than establishing matters of fact and may be subject to important qualifications and limitations agreed to by the Company, Purchaser and Parent in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Purchaser and Parent rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company or any of its subsidiaries or affiliates.

If the Merger is consummated, the Company’s common stock will be delisted from the Nasdaq Global Select Market and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this report are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or By-laws; Changes in Fiscal Year

On July 23, 2017, the Board of Directors of the Company amended the Amended and Restated By-laws of the Company (the “By-laws”), effective immediately upon such approval.

The By-laws were amended by adding a new Section 7.6 entitled “Forum for Adjudication of Disputes” that requires that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any of the following actions shall be the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware):

•	any derivative action or proceeding brought on behalf of the corporation;

•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders;

•	any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and

•	any action asserting a claim governed by the internal affairs doctrine.

The foregoing description of the By-laws is qualified in all respects by reference to the text of the By-laws, as amended and restated to reflect the change described above, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

In connection with the announcement of the entry into the Merger Agreement, the Company intends to issue a notice to the registered holders of, and the trustee for, its 1.50% Convertible Notes due 2020 (the “1.50% Convertible Notes”), 2.50% Convertible Notes due 2018 (the “2.50% Convertible Notes”) and 2.625% Convertible Notes due 2023 (the “2.625% Convertible Notes” and together with the 1.50% Convertible Notes and the 2.50% Convertible Notes, the “Convertible Securities”) pursuant to the requirements of each of the indentures (as amended and supplemented) governing the Convertible Securities (collectively, the “Indentures” and each an “Indenture”), notifying the holders of, among other items:

•	the entry into the Merger Agreement; and

•	the anticipated date of the expected “Fundamental Change” and “Make-Whole Fundamental Change,” as such terms are defined in the Indentures governing the 1.50% Convertible Notes and the 2.625% Convertible Notes, and of the expected “Change in Control” and a “Make Whole Change of Control,” as such terms are defined in the Indenture governing the 2.50% Convertible Notes, as a result of the consummation of the Offer.

Item 8.01.	Other Events.

On July 24, 2017, the Company and Internet Brands issued a joint press release announcing the entry into the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Notice to Investors

This Current Report on Form 8-K is being filed in accordance with the requirements of the Exchange Act and is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell any securities of the Company. The tender offer for the outstanding common stock of the Company referred to in this Current Report on Form 8-K has not yet commenced. Any offers to purchase or solicitation of offers to sell will be made only pursuant to the tender offer statement (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which will be filed on Schedule TO by Purchaser with the SEC, and soon thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. The Company’s stockholders are advised to read these documents and any other documents relating to the tender offer that will be filed with the SEC carefully and in their entirety because they contain important information, including the various terms of, and conditions to, the tender offer. The offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of WebMD at no expense to them. The Company’s stockholders may obtain copies of these documents for free at the SEC’s website at www.sec.gov or by contacting Investor Relations at WebMD, 395 Hudson Street, 3rd Floor, New York, NY 10014; telephone number (212) 624-3700.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to, the timing and anticipated completion of the Offer and the proposed Merger, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of WebMD, and are subject to significant risks and uncertainties. These risks and uncertainties include, without limitation, risks and uncertainties related to: whether the proposed transaction will close; the timing of the closing of the proposed transaction; the outcome of the regulatory reviews of the proposed transaction; the ability of the parties to complete the proposed transaction; the ability of the parties to meet other closing conditions; how many WebMD stockholders tender their shares in the proposed transaction; the outcome of legal proceedings that may be instituted against WebMD and/or others related to the proposed transaction; unexpected costs or unexpected liabilities that may result from the proposed transaction, whether or not consummated; the possibility that competing offers will be made; effects of disruption from the proposed transaction making it more difficult to maintain relationships with employees, customers and other business partners; and regulatory submissions. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made. Except as required by law or regulation, WebMD undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, circumstances or otherwise.

Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made. Except as required by law or regulation, WebMD undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, circumstances or otherwise. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, those described in Part I, Item 1A. “Risk Factors” in WebMD’s Annual Report on Form 10-K filed with the SEC. WebMD may update risk factors from time to time in Part II, Item 1A. “Risk Factors” in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among MH Sub I, LLC, Diagnosis Merger Sub, Inc. and WebMD Health Corp., dated as of July 24, 2017.

3.1	Amended and Restated By-laws of WebMD Health Corp., effective July 23, 2017.

99.1	Joint Press Release issued by WebMD and Internet Brands, dated July 24, 2017.

*	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: July 26, 2017	By:	/s/ Lewis H. Leicher
Lewis H. Leicher Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among MH Sub I, LLC, Diagnosis Merger Sub, Inc. and WebMD Health Corp., dated as of July 24, 2017.

3.1	Amended and Restated By-laws of WebMD Health Corp, effective July 23, 2017.

99.1	Joint Press Release issued by WebMD and Internet Brands, dated July 24, 2017.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.